EXHIBIT 99.1

Paragon Offshore plc 3151 Briarpark Drive Suite 700 Houston, Texas 77042

PRESS RELEASE

PARAGON OFFSHORE REPORTS SECOND QUARTER 2016 RESULTS AND
PROVIDES FLEET STATUS REPORT

•	Second quarter 2016 revenues of $185 million; net loss of $25 million or $0.29 per share

•	Adjusted EBITDA of $66 million net of reorganization items

•	Contract drilling services costs 19 percent lower compared to previous quarter

•	Cash balance at June 30, 2016 of $889 million

•	Contract backlog at June 30, 2016 of $472 million

HOUSTON, August 8, 2016 - Paragon Offshore plc (“Paragon”) (OTC: PGNPQ) today reported a second quarter 2016 net loss of $25.1 million, or a loss of $0.29 per diluted share, as compared to second quarter 2015 net income of $47.3 million, or $0.51 per diluted share.

Results for the second quarter of 2015 included a $4.1 million, or $0.04 per diluted share, loss on the sale of an asset and a $1.7 million, or $0.02 per diluted share, non-cash impairment charge related to assets which the company previously announced it had decided to retire from service. Excluding these charges, Paragon’s adjusted net income for the second quarter of 2015 was $53.1 million, or $0.57 per diluted share (for a reconciliation to net income for all “adjusted” metrics, see the Reconciliation of GAAP to Non-GAAP Financial Measures Table).

Adjusted EBITDA is defined as net income (loss) before taxes, plus interest expense, depreciation, losses on impairments, foreign currency losses, and reorganization items, less gains on the sale of assets, interest income, and foreign currency gains. For the second quarter of 2016, adjusted EBITDA was $66.0 million, compared to $115.4 million in the first quarter of 2016.

“Despite the ongoing challenges in the offshore drilling industry, Paragon’s second quarter results reflect our continued focus on controlling costs and maintaining liquidity,” said Randall D. Stilley, President and Chief Executive Officer. “Utilization of the fleet declined and we responded quickly by stacking idle assets and lowering our contract drilling services costs by 19 percent compared to the first quarter of 2016. We also kept a tight control over capital expenditures and increased our cash balance to approximately $890 million, outperforming our expectations.”

Total revenues for the second quarter of 2016 were $184.9 million compared to $265.1 million in the first quarter of 2016. Paragon reported that utilization for its marketed rig fleet, which excludes available days related to rigs that were stacked and not marketed during the quarter, declined to 38 percent for the second quarter of 2016 compared to 53 percent for the first quarter of 2016. Average daily revenues remained relatively flat in the second quarter of 2016 to $135,000 per rig compared to the previous quarter average of $135,000 per rig. Contract drilling services costs declined 19 percent in the second quarter of 2016 to $91.6 million compared to $112.7 million in the first quarter of 2016.

General and administrative (“G&A”) costs for the second quarter of 2016 totaled $9.8 million compared to $12.2 million for the first quarter of 2016. Reorganization costs totaled $17.5 million in the second quarter of 2016 compared to $21.8 million in the first quarter of 2016.

Net cash from operating activities was $101.8 million in the second quarter of 2016 as compared to $106.2 million for the first quarter of 2016. Cash used for capital expenditures in the second quarter of 2016 totaled $12.0 million. At June 30, 2016, liquidity, defined as cash and cash equivalents, totaled $889.1 million.

Operating Highlights
Paragon’s total contract backlog at June 30, 2016 was approximately $472 million compared to $806 million at March 31, 2016. Although Paragon continues to contest the approximately $143 million of backlog associated with what we believe to be an early release of the Paragon DPDS3 by Paragon’s customer Petrobras, we have removed that amount from our June 30, 2016 backlog total. The March 31, 2016 backlog total included this disputed amount.
Utilization of Paragon’s marketed floating rig fleet declined to 35 percent in the second quarter of 2016 when compared to the 68 percent utilization achieved in the first quarter of 2016. The decrease in marketed utilization in the second quarter of 2016 reflects the reduced number of operating days in the second quarter as both the Paragon MSS1 and Paragon MSS2 completed contracts during the quarter. Average daily revenues for Paragon’s floating rig fleet increased by 51 percent to $399,000 per day in the second quarter of 2016 from $265,000 per rig in the first quarter of 2016, reflecting that the Paragon DPDS3 was the only floating rig under contract during the full quarter. In addition, the company recognized revenue earned for unused shipyard days upon completion of the Paragon MSS2’s contract.
Utilization of Paragon’s marketed jackup rig fleet was lower at 39 percent in the second quarter compared to the 51 percent utilization in the first quarter of 2016 as a number of rigs completed contracts during the second quarter. Average daily revenues for Paragon’s jackup fleet during the second quarter decreased by two percent to $112,000 per rig from $114,000 per rig during the first quarter of 2016.
At the end of the second quarter of 2016, an estimated 29 percent of the company’s marketed rig operating days were committed for 2016, including 10 percent and 30 percent for floating and jackup rig days, respectively. The calculations for committed operating days exclude available days related to rigs that were stacked and not marketed during the quarter.
Outlook
“We expect continued volatility in commodity prices throughout the remainder of 2016,” Mr. Stilley said. “As we search for signs of increasing activity, we are nevertheless positioning the company for success by looking at innovative ways to maintain our position as the high quality, low cost offshore drilling contractor. Of course, our main efforts are centered around achieving a positive outcome to our restructuring process which would leave us with a much improved balance sheet. We expect that process will be completed in October.”
Paragon Provides Fleet Status Report and Information on Going Concern Risk
Paragon also announced today that it issued a report on drilling rig status and contract information as of August 8, 2016.  The report, titled “Fleet Status Report,” can be accessed on the company's website at www.paragonoffshore.com under the “Our Fleet” or “Investor Relations-Fleet Status Reports” sections of the website.

The accompanying consolidated financial statements have been prepared assuming that Paragon will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The company’s ability to continue as a going concern is contingent upon the Bankruptcy Court’s approval of its plan of reorganization. This represents a material uncertainty related to events and conditions that may cause significant doubt on the company’s ability to continue as a going concern and, therefore, the company may be unable to realize its assets and discharge its liabilities in the normal course of business. During the period that the company is operating as debtors-in-possession under Chapter 11, Paragon may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or as otherwise permitted in the ordinary course of business (and subject to restrictions in the company’s debt agreements), for amounts other than those reflected in the company’s consolidated financial statements. Investors are urged to review the contents of the company’s Form 10-Q including the discussions under “Risk Factors” when the document is filed.
About Paragon Offshore
Paragon is a global provider of offshore drilling rigs. Paragon’s operated fleet includes 34 jackups, including two high specification heavy duty/harsh environment jackups, four drillships, and two semisubmersibles. Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.

Forward-Looking Disclosure Statement
This release contains forward-looking statements. Statements regarding contract backlog, earnings, costs, cost reductions, revenue, rig demand, fleet condition or performance, contract commitments, dayrates, contract disputes, industry fundamentals, future performance, market outlook, ability to achieve value through the company’s Chapter 11 filing, ability to implement the transactions contemplated by the Revised Plan, the timing of any court proceedings and their outcomes, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, risks associated with the operation of Paragon as a separate, publicly traded company, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s annual report on Form 10-K for the fiscal year ended December 31, 2015, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Conference Call
Paragon also scheduled a teleconference and webcast related to its second quarter 2016 results on Tuesday, August 9, 2016, at 8:00 a.m. U.S. Central Time. The teleconference can be accessed from the U.S. and Canada by dialing 1-888-771-4371, or internationally by dialing 1-847-585-4405, and using access code: 42991725. Interested parties may also listen to the webcast through a link posted on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.
A telephonic replay of the conference call will be available on Tuesday, August 9, 2016, beginning at approximately 11:00 a.m. U.S. Central Time, through Tuesday, August 23, 2016, ending at approximately 11:00 p.m. U.S. Central Time. The phone number for the conference call replay is 1-888-843-7419 or, for calls from outside of the U.S., 1-630-652-3042, using access code: 42991725.  A replay of the conference call will also be available on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.
For additional information, contact:

For Investors	Lee M. Ahlstrom
& Media:	Senior Vice President – Investor Relations, Strategy and Planning
+1.832.783.4040

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating revenues
Contract drilling services	$164,464	$363,089	$399,508	$762,908
Labor contract drilling services	5,485	7,206	12,233	14,371
Reimbursables and other	14,986	22,949	38,314	46,613
	184,935	393,244	450,055	823,892
Operating costs and expenses
Contract drilling services	91,631	196,969	204,337	422,074
Labor contract drilling services	4,193	5,681	9,252	11,294
Reimbursables	13,308	18,678	33,092	38,656
Depreciation and amortization	59,556	94,673	131,462	184,748
General and administrative	9,821	13,737	21,995	29,101
Loss on impairments	—	1,701	—	1,701
(Gain) loss on sale of assets	—	4,078	—	(12,717)
(Gain) on repurchase of long-term debt	—	—	—	(4,345)
	178,509	335,517	400,138	670,512
Operating income before interest, reorganization items and income taxes	6,426	57,727	49,917	153,380
Interest expense	(12,836)	(29,029)	(39,853)	(59,207)
Other, net	(2,054)	156	(1,292)	2,404
Reorganization items, net	(17,549)	—	(39,391)	—
Income (loss) before income taxes	(26,013)	28,854	(30,619)	96,577
Income tax benefit	904	18,477	300	11,912
Net income (loss)	$(25,109)	$47,331	$(30,319)	$108,489
Net income attributable to non-controlling interest	—	—	—	(31)
Net income (loss) attributable to Paragon	$(25,109)	$47,331	$(30,319)	$108,458

Earnings (loss) per share
Basic and diluted	$(0.29)	$0.51	$(0.35)	$1.19

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$889,090	$773,571
Restricted cash	3,002	3,000
Accounts receivable, net of allowance for doubtful accounts	192,960	266,325
Prepaid and other current assets	93,278	110,027
Total current assets	1,178,330	1,152,923

Property and equipment, net	1,015,864	1,111,098
Restricted cash	44,010	25,030
Other long-term assets	46,834	73,796
Total assets	$2,285,038	$2,362,847

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$666,272	$40,629
Accounts payable and accrued expenses	77,347	85,374
Accrued payroll and related costs	41,591	48,246
Other current liabilities	72,066	109,640
Total current liabilities	857,276	283,889

Long-term debt	197,776	2,538,444
Deferred income taxes	7,908	9,373
Other liabilities	36,637	37,731
Liabilities subject to compromise	1,709,347	—
Total liabilities	2,808,944	2,869,437

Total shareholders’ deficit	(523,906)	(506,590)
Total liabilities and equity	$2,285,038	$2,362,847

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities
Net income (loss)	$(30,319)	$108,489
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	131,462	184,748
Loss on impairments	—	1,701
Gain on sale of assets	—	(12,717)
Gain on repurchase of long-term debt	—	(4,345)
Reorganization items, non-cash	18,791	—
Other changes in operating activities	88,133	29,144
Net cash provided by operating activities	208,067	307,020

Cash flows from investing activities
Capital expenditures	(29,882)	(113,071)
Change in accrued capital expenditures	(5,361)	(12,533)
Proceeds from sale of assets	—	29,316
Acquisition of Prospector Offshore Drilling S.A. non-controlling interest	—	(2,185)
Change in restricted cash	(18,982)	12,502
Net cash used in investing activities	(54,225)	(85,971)

Cash flows from financing activities
Net Activity – Revolving Credit Facility	—	11,000
Additional Borrowings – Revolving Credit Facility	—	200,000
Repayments on Sale-Leaseback Financing	(38,323)	—
Repayment of Term Loan Facility	—	(3,250)
Repayment of Prospector Senior Credit Facility	—	(265,666)
Repayment of Prospector Bonds	—	(101,000)
Purchase of Senior Notes	—	(6,546)
Net cash used in financing activities	(38,323)	(165,462)
Net change in cash and cash equivalents	115,519	55,587
Cash and cash equivalents, beginning of period	773,571	56,772
Cash and cash equivalents, end of period	$889,090	$112,359

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
OPERATIONAL INFORMATION
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2016	2015	2016
Rig fleet operating statistics (1)
Jackups:
Average Rig Utilization	36%	64%	48%
Marketed Utilization (2)	39%	64%	51%
Operating Days	1,126	1,989	1,491
Average Dayrate	$112,007	$123,556	$113,885
Floaters:
Average Rig Utilization	18%	83%	45%
Marketed Utilization (2)	35%	100%	68%
Operating Days	96	455	246
Average Dayrate	$398,910	$257,764	$264,779
Total:
Average Rig Utilization	34%	67%	48%
Marketed Utilization (2)	38%	69%	53%
Operating Days	1,222	2,444	1,737
Average Dayrate	$134,586	$148,537	$135,296

(1)
We define average rig utilization for a specific period as the total number of days our rigs are operating under contract, divided by the product of the total number of our rigs, including cold-stacked rigs, and the number of calendar days in such period. Information reflects our policy of reporting on the basis of the number of available rigs in our fleet.

(2)	Marketed utilization excludes the impact of Paragon cold-stacked rigs for each comparable quarter, respectively.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CALCULATION OF BASIC AND DILUTED EARNINGS/LOSS PER SHARE
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted earnings (loss) per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Allocation of income (loss):
Basic and diluted
Net income (loss)	$(25,109)	$47,331	$(30,319)	$108,458
Earnings allocated to unvested share-based payment awards (1)	—	(3,532)	—	(6,611)
Net income (loss) attributable to ordinary shareholders - basic and diluted	$(25,109)	$43,799	$(30,319)	$101,847

Weighted average shares outstanding - basic and diluted	87,601	85,836	87,099	85,549

Weighted average unvested share-based payment awards	4,328	6,922	5,136	5,553

Earnings (loss) per share
Basic and diluted	$(0.29)	$0.51	$(0.35)	$1.19

(1)	No earnings were allocated to unvested share-based payment awards in our earnings per share calculation for the three and six months ended June 30, 2016 due to a net loss.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the reconciliation of net income (loss) to adjusted net income (non-GAAP):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income (loss)	$(25,109)	$47,331	$(30,319)	$108,458
Adjustments:
(Gain) on repurchase of long-term debt	—	—	—	(4,345)
(Gain) loss on sale of assets	—	4,078	—	(12,717)
Loss on impairments	—	1,701	—	1,701
Adjusted net income (loss)	$(25,109)	$53,110	$(30,319)	$93,097

Allocation of adjusted net income:
Basic and diluted
Adjusted net income (loss)	$(25,109)	$53,110	$(30,319)	$93,097
Earnings allocated to unvested share-based payment awards (1)	—	(3,963)	—	(5,675)
Adjusted net income (loss) to ordinary shareholders - basic and diluted	$(25,109)	$49,147	$(30,319)	$87,422

Weighted average number of shares outstanding - basic and diluted	87,601	85,836	87,099	85,549

Weighted average unvested share-based payment awards	4,328	6,922	5,136	5,553

Adjusted earnings (loss) per share
Basic and diluted	$(0.29)	$0.57	$(0.35)	$1.02

(1)	No earnings were allocated to unvested share-based payment awards in our earnings per share calculation for the three and six months ended June 30, 2016 due to a net loss.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Cont’d)
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2016	2015	2016
Operating revenues
Contract drilling services	$164,464	$363,089	$235,044
Labor contract drilling services	5,485	7,206	6,748
Reimbursables and other	14,986	22,949	23,328
	184,935	393,244	265,120
Operating costs and expenses
Contract drilling services	91,631	196,969	112,706
Labor contract drilling services	4,193	5,681	5,059
Reimbursables	13,308	18,678	19,784
Depreciation and amortization	59,556	94,673	71,906
General and administrative	9,821	13,737	12,174
Loss on impairments	—	1,701	—
Loss on sale of assets	—	4,078	—
	178,509	335,517	221,629
Operating income before interest, reorganization items and income taxes	6,426	57,727	43,491
Interest expense	(12,836)	(29,029)	(27,017)
Other, net	(2,054)	156	762
Reorganization items, net	(17,549)	—	(21,842)
Income (loss) before income taxes	(26,013)	28,854	(4,606)
Income tax benefit (provision)	904	18,477	(604)
Net income (loss)	$(25,109)	$47,331	$(5,210)

Adjustments:
Depreciation and amortization	59,556	94,673	71,906
Loss on impairments	—	1,701	—
Loss on sale of assets	—	4,078	—
Other, net	2,054	(156)	(762)
Reorganization items, net	17,549	—	21,842
Interest expense	12,836	29,029	27,017
Income tax provision (benefit)	(904)	(18,477)	604
Adjusted EBITDA	$65,982	$158,179	$115,397